Exhibit 10.9

EXECUTION VERSION

CONFIDENTIAL

THIS SUBSCRIPTION AGREEMENT (THIS “AGREEMENT”) RELATES TO AN OFFERING OF MEMBERSHIP INTERESTS RELYING UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS. NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. ACCORDINGLY, YOU MUST KEEP THIS AGREEMENT CONFIDENTIAL AND MAY NOT MAKE OR PROVIDE A COPY OF THIS AGREEMENT OR ANY RELATED DOCUMENTS TO ANYONE OTHER THAN YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO TAX, ACCOUNTING AND OTHER RELATED MATTERS CONCERNING YOUR INVESTMENT IN THIS OFFERING AND ITS SUITABILITY FOR YOU.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of March 29, 2021, is entered into by and between Ocelot SPAC I, LLC, a Delaware limited liability company (the “Company”), and each undersigned subscriber (each a “Subscriber” and, collectively, the “Investor Group”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Subscriber is one of several investors of a group acting collectively consisting of ACM ASOF VII (Cayman) Holdco LP, Atalaya Special Purpose Investment Fund II LP, Corbin Opportunity Fund, L.P., and Corbin ERISA Opportunity Fund, Ltd.;

WHEREAS, the Company is the sponsor of Ocelot Acquisition Corporation I, a Delaware corporation (“OACA”);

WHEREAS, OACA is a special purpose acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, OACA intends to file with the U.S. Securities and Exchange Commission (the “SEC”) an amendment to a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 20,000,000 units (or 23,000,000 units if the underwriters of the IPO (the “Underwriters”) exercise their over-allotment option in full) at a price of $10.00 per unit (“Unit”), each comprised of one share of Class A common stock, par value $0.0001 per share (the “Class A Shares”), and a fraction of one redeemable warrant, with each whole warrant exercisable for one Class A Share at an exercise price of $11.50 per share (the “Warrants”);

WHEREAS, following effectiveness of the Registration Statement, OACA may increase or decrease the base number of Units to be sold in the IPO by up to 20%, which base number will in turn be subject to the Underwriters’ over-allotment option;

WHEREAS, following the closing of the IPO (the “IPO Closing”), OACA will seek to identify and consummate a Business Combination;

WHEREAS, the Company has subscribed for and purchased 5,750,000 shares of Class B Common Stock of OACA, par value $0.0001 per share (the “Founder Shares”), comprising all of the issued and outstanding shares of OACA, up to 750,000 of which are subject to forfeiture to the extent the Underwriters do not exercise their over-allotment option in full (and which are subject to forfeiture or increase if the base size of the IPO is increased or decreased);

WHEREAS, the Founder Shares are convertible into Class A Shares, and the holders thereof are entitled to registration rights, on the terms and conditions described in the memorandum and articles of association of OACA, the Registration Statement and the exhibits thereto;

WHEREAS, the Investor Group has indicated an interest in purchasing Units in the IPO equal to 9.9% of the total Units to be sold by OACA in the IPO (including any Units sold pursuant to the exercise by the Underwriters of their over-allotment option) (the “Indicated Units”);

WHEREAS, the Company will enter into a Private Placement Warrants Purchase Agreement (the “Securities Purchase Agreement”) with OACA pursuant to which OACA will issue and sell to the Company, on a private placement basis, up to an aggregate of 5,000,000 private placement warrants (“Private Placement Warrants”) (or 5,450,000 Private Placement Warrants if the Underwriters’ over-allotment option is exercised in full), each exercisable to subscribe for and purchase one Class A Share at an exercise price of $11.50 per share, for a purchase price of $1.00 per Private Placement Warrant, or an aggregate purchase price of up to $5,000,000 (or $5,450,000 if the Underwriters’ over-allotment option is exercised in full);

WHEREAS, the Private Placement Warrants are identical to the Warrants included in the Units except as described in the Registration Statement and the exhibits thereto;

WHEREAS, the Founder Shares and the Private Placement Warrants are subject to restrictions on transfer as described in the Registration Statement and the exhibits thereto;

WHEREAS, pursuant to the terms of the Amended and Restated Limited Liability Company Agreement, which is attached as Exhibit A hereto (the “Operating Agreement”), Class X Units of the Company (the “Class X Units”) represent the right to receive certain distributions with respect to the Founder Shares pursuant to the terms of the Operating Agreement;

WHEREAS, pursuant to the terms of the Operating Agreement, Class Y Units of the Company (the “Class Y Units”) represent the right to receive certain distributions with respect to the Private Placement Warrants pursuant to the terms of the Operating Agreement;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Company will admit Subscriber as a member of the Company and issue and sell, and Subscriber will subscribe for and purchase, on a private placement basis, Class X Units and Class Y Units representing an amount up to the Subscription Amount (as defined in Section 1(b) hereof);

WHEREAS, capitalized terms used but not defined herein have the meanings given to them in the Operating Agreement; and

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Subscription; Closing.

(a) Subscriber hereby applies to become a member of the Company, on the terms and conditions set forth in this Agreement and the Operating Agreement, a copy of which has been furnished to Subscriber. Subscriber acknowledges receipt of a copy of the Operating Agreement.

(b) Subject to the terms and conditions hereof, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to Subscriber:

(i) Class X Units that shall allocate to Subscriber the number of Founder Shares set forth on the signature page hereto relating to such Subscriber for the aggregate purchase price set forth thereon; and

(ii) Class Y Units that shall allocate to Subscriber the number of Private Placement Warrants set forth on the signature page hereto relating to such Subscriber for the aggregate purchase price set forth thereon

(such Class X Units and Class Y Units, collectively, the “Subscription Amount” and the purchase price therefore, collectively, the “Aggregate Subscription Price”).

(c) The Company shall notify Subscriber in writing of the anticipated date of the effectiveness of the Registration Statement (the “Effective Date”) at least three (3) Business Days (as defined below) prior to the Effective Date, and Subscriber shall pay the Aggregate Subscription Price (assuming exercise of the over-allotment option in full) to the Company (to be held in escrow pending the IPO Closing), by wire transfer of immediately available funds or other means approved by the Company, on the date that is one (1) Business Day prior to the Effective Date, or such other date as the Company and Subscriber may agree upon in writing. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. If the IPO Closing has not occurred by the date that is seven (7) Business Days after the date on which Subscriber remitted the Aggregate Subscription Price to the Company, then, unless Subscriber otherwise agrees in writing, the Company shall return such amounts to Subscriber (or any amounts attributable to the over-allotment option to the extent the over-allotment option is not exercised in full). If the IPO Closing has not occurred by August 15, 2021, this Agreement shall terminate and be of no further force or effect.

(d) Upon execution of this Agreement, Subscriber’s obligation to purchase the Securities shall be irrevocable, and Subscriber shall be legally bound to purchase the Securities subject to the terms set forth in this Agreement, subject to the Company satisfying its obligations as set forth herein.

(e) In the event the sale of the Securities is not consummated for any reason, this Agreement and any other agreement entered into between Subscriber and the Company relating to this subscription shall thereafter have no force or effect, and the Company shall promptly return or cause to be returned to Subscriber any purchase price remitted to the Company, without interest thereon or deduction therefrom.

(f) In the event the underwriters’ over-allotment option in connection with the IPO is exercised following the IPO Closing, Subscriber agrees to purchase additional Class Y Units allocating to Subscriber up to an additional number of Private Placement Warrants set forth on the signature page hereto at a price equal to $1.00 per warrant. The Company shall notify Subscriber in writing of the anticipated date of each closing of the exercise of the over-allotment option, if any (each, an “Over-allotment Closing”) at least two (2) Business Days prior to such Over-allotment Closing, and Subscriber shall pay the purchase price for the Private Placement Warrants to be purchased in connection with such Over-allotment Closing by wire transfer of immediately available funds or other means approved by the Company on that date that is one (1) Business Day prior to such Over-allotment Closing (to be held in escrow pending such Over-allotment Closing), or such other date as the Company and Subscriber may agree upon in writing. If the Over-allotment Closing has not occurred by the date that is seven (7) Business Days after the date on which Subscriber remitted the purchase price for the Private Placement Warrants to be purchased in connection with such Over-allotment Closing, then, unless Subscriber otherwise agrees in writing, the Company shall cause the Company to promptly cause its transfer agent to return such amounts to Subscriber.

(g) On the date of the IPO Closing, the Company shall issue to Subscriber the Class X Units and Class Y Units purchased. On the date of each Over-allotment Closing, if any, the Company shall issue to Subscriber Class Y Units allocating to Subscriber the number of Private Placement Warrants contemplated by Section 1(f).

2. Forfeiture.

(a) The obligation of the Company to sell the Class X Units and Class Y Units at the IPO Closing under this Agreement shall be subject to the fulfillment, at or prior to the IPO Closing, of the condition that the Investor Group shall have purchased the Indicated Units; provided that the Company may in its discretion sell Class X Units and Class Y Units at the Closing to those Subscribers that have purchased their pro rata share of the Indicated Units.

(b) In the event that, upon the closing of the Business Combination, Subscriber does not provide evidence reasonably satisfactory to the Company that (x) it did not Transfer (as defined below) any of its pro rata portion of the Indicated Units actually purchased by Subscriber in the IPO, or the Class A Shares included in its pro rata portion of the Indicated Units actually purchased by Subscriber in the IPO (the “Public Shares”), other than to its affiliates or such other parties that are approved in advance in writing by the Company, such approval not to be unreasonably withheld (a “Permitted Transferee”), prior to the closing of the Business Combination, and (y) it and its Permitted Transferees did not Redeem (as defined below) any of the Public Shares, the Class X Units purchased by Subscriber hereunder shall be subject to partial or complete forfeiture as provided in Section 2(e) below.

(c) For purposes of this Agreement, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise.

(d) For purposes of this Agreement, “Redeem” shall mean (x) the submission for redemption of any of the Public Shares or (y) the election to tender to the Company any of the Public Shares in connection with OACA’s Business Combination or an extension of the time period in which OACA may complete a Business Combination.

(e) In the event that (x) Subscriber Transfers or (y) Subscriber or its Permitted Transferees Redeems any Public Shares, Subscriber shall forfeit to the Company a number of Class X Units equal to the total Class X Units purchased hereunder multiplied by a fraction, the numerator of which is the number of Public Shares that Subscriber Transfers plus the number of Public Shares that Subscriber or its Permitted Transferees Redeem and the denominator of which is the number of Public Shares.

(f) If Subscriber fails to forfeit any Class X Units it is required to forfeit hereunder, Subscriber hereby grants hereunder to the Company and any representative designated by the Company without further action by Subscriber a limited irrevocable power of attorney solely to effect such forfeiture on behalf of Subscriber, which power of attorney shall be deemed to be coupled with an interest.

(g) Subscriber agrees that if, prior to a Business Combination, the Company’s Manager deems it necessary in order to facilitate a Business Combination by OACA for the Company to forfeit, transfer, exchange or amend the terms of all or any portion of the Founder Shares or Private Placement Warrants or to enter into any other arrangements with respect to the Founder Shares (including, without limitation, an issuance of membership interests representing an interest in any of the foregoing) to facilitate the consummation of such Business Combination, including voting in favor of any amendment to the terms of the Founder Shares (each, a “Change in Investment”), such Change of Investment shall apply pro rata to Subscriber as set forth in the Operating Agreement.

3. Termination. This Agreement may be terminated at any time prior to the IPO Closing by mutual written consent of the Company and Subscriber. Notwithstanding anything to the contrary herein, Atalaya in its sole discretion shall have the option to terminate this Agreement if any of the foregoing shall occur at any time prior to the IPO Closing: (i) OACA fails to consummate the IPO by June 30, 2021 pursuant to the terms provided herein and in the draft of the amended Registration Statement provided to the Investor Group as of the date hereof for review in connection with its investment in the Company, (ii) (a) the base number of units to be sold in the IPO decreases more than twenty percent (20%) or (b) the amount to be raised in the IPO is less than $200 million, or (iii) the terms of the offering materially change from the terms provided herein and in the draft Registration Statement provided to the Investor Group as of the date hereof, including, but not limited to, (a) the departure to or change of (I) a member of the board of directors of the Company and/or OACA or (II) a key member of the Company, (b) the Trust Account becoming overfunded, and/or (c) a change in the structure of a Unit, including the addition of any right and/or the inclusion of more than ½ of one redeemable warrant in a Unit, in each case of (i), (ii), and (iii), for any reason whatsoever. Following Atalaya’s exercise of such termination right, this Agreement and the Operating Agreement with respect to the Investor Group shall terminate and be of no further force or effect and, for the avoidance of doubt, to the extent that any Subscriber has paid any Aggregate Subscription Price, the Company shall return such amounts to such Subscriber within seven (7) Business Days after receiving written notice of Atalaya’s exercise of such termination right.

4. Representations and Warranties of Subscriber. Each Subscriber, severally and not jointly, represents and warrants to the Company as follows:

(a) If an entity, Subscriber is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Subscriber has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Subscriber, will constitute the valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Subscriber in connection with the consummation of the transactions contemplated by this Agreement.

(d) The execution, delivery and performance by Subscriber of this Agreement and the consummation by Subscriber of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Subscriber, in each case (other than clause (i)), which would have a material adverse effect on Subscriber or its ability to consummate the transactions contemplated by this Agreement.

(e) This Agreement is made with Subscriber in reliance upon Subscriber’s representation to the Company, which by Subscriber’s execution of this Agreement, Subscriber hereby confirms, that the Class X Units and Class Y Units to be acquired by Subscriber will be acquired for investment for Subscriber’s own account or an account that is under the direction and control of Subscriber or one of its affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, Subscriber further represents that Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Class X Units or the Class Y Units. If Subscriber was formed for the specific purpose of acquiring the Class X Units or the Class Y Units, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Subscriber has had an opportunity to discuss the Company’s and OACA’s business, management, financial affairs and the terms and conditions of the offering of the Class X Units and the Class Y Units, as well as the terms and conditions of the IPO, the Founder Shares and the Private Placement Warrants, with the Company’s and OACA’s management. Subscriber has reviewed the Registration Statement and understands the terms and conditions of the Founder Shares and the Private Placement Warrants.

(g) Subscriber understands that the offer and sale of the Class X Units and the Class Y Units to Subscriber has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein. Subscriber understands that the Class X Units and the Class Y Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold the Class X Units and the Class Y Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subscriber acknowledges that the Company has no obligation to register or qualify the Class X Units and the Class Y Units for resale. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Class X Units and the Class Y Units, and on requirements relating to the Company which are outside of Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy. Subscriber understands that the offering of the Class X Units and the Class Y Units is not, and is not intended to be, part of the IPO, and that Subscriber will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Class X Units and the Class Y Units.

(h) Subscriber understands that no public market now exists or will ever exist for the Class X Units and the Class Y Units and no public market exists for the securities of OACA underlying the Class X Units and the Class Y Units. Subscriber understands that the Company has made no assurances that a public market will ever exist for the securities of OACA underlying the Class X Units and the Class Y Units.

(i) Subscriber understands that its agreement to subscribe for and purchase the Class X Units and the Class Y Units involves a high degree of risk which could cause Subscriber to lose all or part of its investment, and that the Company will vote the Founder Shares in favor of the Business Combination.

(j) Subscriber is an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Class X Units and the Class Y Units, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests.

(k) If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Class X Units and the Class Y Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Class X Units and the Class Y Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Class X Units and the Class Y Units. Subscriber’s subscription and payment for and continued beneficial ownership of the Class X Units and the Class Y Units will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

(l) If Subscriber is an individual, then Subscriber resides in the state or province identified in the address of Subscriber set forth on the signature page hereof; if Subscriber is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of Subscriber set forth on the signature page hereof.

(m) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to OACA and the Company.

(n) Subscriber has, or as of the IPO Closing will have, available to it sufficient funds to satisfy its obligations under this Agreement.

(o) Subscriber is neither a person associated nor affiliated with BMO Capital Markets Corp. or Stifel, Nicolaus & Company, Incorporated or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(p) Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Class X Units or the Class Y Units or any facts or circumstances related thereto.

(q) Subscriber understands that no certificates will be issued representing the Class X Units and the Class Y Units and that the Class X Units and the Class Y Units are not transferrable except in accordance with the Operating Agreement of the Company, which Operating Agreement establishes the terms of the Class X Units and the Class Y Units and restricts the transferability of the Class X Units and the Class Y Units.

(r) Subscriber represents and warrants, to the best of Subscriber’s knowledge and solely with respect to its purchase of the Class X Units and the Class Y Units hereunder, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

5. Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a) The Company is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(b) The Company has the power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c) All action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the IPO Closing, and the issuance of the Class X Units and the Class Y Units has been taken or will be taken prior to the IPO Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement.

(e) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Operating Agreement, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)), which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(f) The Securities upon issuance:

(i) have been, or will be, duly and validly authorized and on the date of issuance of the Class X Units and the Class Y Units, the Class X Units and the Class Y Units will be duly and validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement and the Operating Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Subscriber; and

(ii) assuming the representations and warranties of Subscriber as set forth herein are true and correct, will not result in a violation of Section 5 under the Securities Act.

(g) Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Class X Units and the Class Y Units.

(h) Assuming the accuracy of Subscriber’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Class X Units and the Class Y Units by the Company to Subscriber as contemplated hereby.

(i) Except for the specific representations and warranties contained in this Section 3, the Company has not made, does not make or shall not be deemed to make any other express or implied representation or warranty with respect to the Company, this subscription, OACA, the proposed IPO or a potential Business Combination, and the Company disclaims any such representation or warranty.

6. Additional Rights, Waivers and Covenants.

(a) The Company shall issue to the Investor Group for no additional consideration additional Class X Units representing the right to receive 500,000 additional Founder Shares (“Additional Units”), in each case as adjusted for unit or stock splits, combinations, recapitalizations and the like (the “Additional Shares”) in the event that any member of the Investor Group is directly responsible for introducing OACA to the target company with which OACA completes its Business Combination, which for the avoidance of doubt shall not include any target company independently known to, or otherwise identified as potential target by, OACA’s officers, directors and advisors. The Company and Andrew Townsend (“Mr. Townsend”) acknowledge and agree that if Additional Units are issued to the Investor Group, Mr. Townsend shall forfeit a number of Class X Units to the Company reflecting the same number of Founder Shares as the Additional Shares (or, alternatively the Manager may update the schedules to the Operating Agreement to reduce the number of Founder Shares allocable to Mr. Townsend). Mr. Townsend represents and warrants that, as of the date hereof, Mr. Townsend indirectly, through the Company, owns beneficially and has good and valid title to (and will continue to beneficially own, and have good and marketable title to at all time prior to and upon consummation of the Business Combination) a number of Class X Units representing at least the number of Additional Shares, free and clear of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer, other than restrictions on transfer specified under this Agreement, the Operating Agreement, the Insider Letter, applicable state and federal securities laws, liens or encumbrances created by or imposed by Subscriber, such restrictions on transfer otherwise applicable to such Additional Shares in accordance with Section 3.4(b) of the Operating Agreement, with the Additional Shares subject to any transfer restriction, earn-out, or other encumbrance in the same proportion as applicable to the Founder Shares in aggregate.

(b) If OACA raises additional equity capital (other than pursuant to the forward purchase agreement described in the registration statement) in a private placement offering in connection with the Business Combination (the “PIPE”), the Investor Group will be invited to purchase securities in the PIPE on the terms offered to other PIPE investors and, if the Investor Group elects by written notice to the Company to purchase securities in the Investor Group’s sole discretion in the PIPE, then the Company shall request that OACA and the underwriters allocate $50.0 million of the PIPE to the Investor Group.

(c) Subscriber shall not be entitled to any registration rights with respect to Securities as a transferee of the Founder Shares owned by the Company other than as may be contemplated by any registration rights agreement entered into at the IPO or in connection with the Business Combination. In connection with such registration rights agreement, the Company may agree to terms that restrict transfer on securities received by Subscriber. Subscriber acknowledges that the registration rights agreement entered into at the IPO may be amended or replaced at any time, including at or following the IPO or the Business Combination.

(d) Subscriber hereby acknowledges that OACA will establish a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of OACA’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO). Subscriber hereby agrees (on its own behalf and on behalf of its affiliates and representatives) that Subscriber does not now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to, this Agreement or a potential Business Combination, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Subscriber, on behalf of itself and its affiliates and representatives hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates and representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, this Agreement or a potential Business Combination and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement entered into regarding a potential Business Combination). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company to induce the Company to enter into this Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates and representatives under applicable law.  To the extent Subscriber and any of its affiliates and representatives commence any action or proceeding based upon, in connection with, relating to or arising out of this Agreement or a potential Business Combination, which proceeding seeks, in whole or in part, monetary relief against OACA or its representatives, Subscriber hereby acknowledges and agrees that its and its affiliates’ and representatives’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates and representatives (or any person claiming on the behalf or in lieu of Subscriber or its affiliates and representatives) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.  In the event Subscriber or any of its affiliates or representatives commences any action or proceeding based upon, in connection with, relating to or arising out of this Agreement or a potential Business Combination, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, OACA and its representatives, as applicable, shall be entitled to recover from Subscriber and its affiliates and representatives the associated legal fees and costs in connection with any such action, in the event OACA or its representatives, as applicable, prevails in such action or proceeding.

7. Miscellaneous.

(a) Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by e-mail, or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Ocelot SPAC I, LLC

1805 West Avenue

Austin, Texas 78701

Attention: Andrew Townsend

E-mail: andrew@ocelotcapital.com

With a copy which shall not constitute notice to:

Winston & Strawn LLP

30 W. Wacker Dr.

Chicago, IL 60601

Attn: Carol Anne Huff

E-mail: chuff@winston.com

If to Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the IPO Closing.

(c) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(d) Successors. This Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, executors, administrators, successors and assigns.

(e) Assignments. Except as otherwise specifically provided herein or in the Operating Agreement, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(g) Arbitration; Governing Law; Jurisdiction; Waiver of Jury Trial; Equitable Remedies. The provisions set forth in Sections 9.4, 9.5 and 9.6 of the Operating Agreement shall apply mutatis mutandis to this Agreement.

(h) Captions; Certain Definitions. Headings are used merely for reference purposes and do not affect content in any manner. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as may be amended, modified and/or waived from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. Wherever applicable, the pronouns designating the masculine or neuter shall equally apply to the feminine, neuter and masculine genders. Furthermore, wherever applicable within this Agreement, the singular shall include the plural.

(i) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(j) Expenses. Each of the Company and Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

(l) Counsel. Subscriber acknowledges that it has been advised or has had the opportunity to consult with Subscriber’s own attorney, accountant, financial advisor and any other advisors regarding this Subscription Agreement and Subscriber’s investment in the Company and Subscriber has done so to the extent that Subscriber deems appropriate.

(m) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(n) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

[Signature Pages Follow]

Signature Page:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as the date indicated below.

SUBSCRIBER:

ACM ASOF VII (CAYMAN) HOLDCO LP
By: Atalaya Capital Management LP, its manager

By:	/s/ Ivan Zinn
	Name:	Ivan Zinn
	Title:	Chief Investment Officer

Class X Units*	216,667, representing 216,667 Founder Shares (up to 28,261 of which are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised in full)	$1,083
Class Y Units*	458,716 (up to 500,000 if underwriters’ over-allotment option is exercised in full)	$458,716 (up to $500,000 if underwriters’ over-allotment option is exercised in full)

*	Subject to increase or decrease in the event the base size of the IPO is upsized or downsized such that Subscriber will purchase Class X Units and Class Y Units representing the same percentage of the Founder Shares and Private Placement Warrants as prior to such upsize or downsize.

[Signature Page to Subscription Agreement]

Signature Page:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as the date indicated below.

SUBSCRIBER:

ATALAYA SPECIAL PURPOSE INVESTMENT FUND II LP
By: Atalaya Special Purpose Investment Fund II GP LLC, its general partner

By:	/s/ Ivan Zinn
	Name:	Ivan Zinn
	Title:	Authorized Signatory

Class X Units*	303,333, representing 303,333 Founder Shares (up to 39,565 of which are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised in full)	$1,517
Class Y Units*	642,202 (up to 700,000 if underwriters’ over-allotment option is exercised in full)	$642,202 (up to $700,000 if underwriters’ over-allotment option is exercised in full)

*	Subject to increase or decrease in the event the base size of the IPO is upsized or downsized such that Subscriber will purchase Class X Units and Class Y Units representing the same percentage of the Founder Shares and Private Placement Warrants as prior to such upsize or downsize.

[Signature Page to Subscription Agreement]

Signature Page:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as the date indicated below.

SUBSCRIBER:

CORBIN ERISA OPPORTUNITY FUND, LTD.
By: Corbin Capital Partners, L.P., its investment manager

By:	/s/ Cesar Bello
	Name:	Cesar Bello
	Title:	Deal Counsel

Class X Units*	95,329, representing 95,329 Founder Shares (up to 12,435 of which are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised in full)	$477
Class Y Units*	201,825 (up to 219,990 if underwriters’ over-allotment option is exercised in full)	$201,825 (up to $219,990 if underwriters’ over-allotment option is exercised in full)

*	Subject to increase or decrease in the event the base size of the IPO is upsized or downsized such that Subscriber will purchase Class X Units and Class Y Units representing the same percentage of the Founder Shares and Private Placement Warrants as prior to such upsize or downsize.

[Signature Page to Subscription Agreement]

Signature Page:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as the date indicated below.

SUBSCRIBER:

CORBIN OPPORTUNITY FUND, L.P.
By: Corbin Capital Partners, L.P., its investment manager

By:	/s/ Cesar Bello
	Name:	Cesar Bello
	Title:	Deal Counsel

Class X Units*	34,671, representing 34,671 Founder Shares (up to 4,522 of which are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised in full)	$173
Class Y Units*	73,404 (up to 80,010 if underwriters’ over-allotment option is exercised in full)	$73,404 (up to $80,010 if underwriters’ over-allotment option is exercised in full)

*	Subject to increase or decrease in the event the base size of the IPO is upsized or downsized such that Subscriber will purchase Class X Units and Class Y Units representing the same percentage of the Founder Shares and Private Placement Warrants as prior to such upsize or downsize.

[Signature Page to Subscription Agreement]

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, the following subscription amounts.

OCELOT SPAC I, LLC

By:	/s/ Andrew Townsend
Name: Andrew Townsend
Title: Manager

/s/ Andrew Townsend
Andrew Townsend

Date: March 29, 2021

[Signature Page to Subscription Agreement]

EXHIBIT A

OPERATING AGREEMENT